UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 18, 2015

WPX Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-35322	45-1836028
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Williams Center Tulsa, Oklahoma	74172-0172
(Address of principal executive offices)	(Zip Code)

(855) 979-2012

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.13e-4(c))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 18, 2015, WPX Energy, Inc. (the “Company”) made changes to the annual cash incentive targets of Richard E. Muncrief, Chief Executive Officer and President, and J. Kevin Vann, Chief Financial Officer. Upon the recommendation of the Compensation Committee, the Board of Directors increased Mr. Muncrief’s annual cash incentive target from 100% of his base salary to 110% of his base salary. The Compensation Committee increased Mr. Vann’s annual cash incentive target from 70% of his base salary to 80% of his base salary. The changes apply to compensation earned for the fiscal year ending December 31, 2015.

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WPX Energy, Inc.

Date: March 24, 2015	By:	/s/ Stephen E. Brilz
	Name:	Stephen E. Brilz
	Title:	Vice President and Secretary